Exhibit 99.1

IMCO RECYCLING INC.

PROXY

SPECIAL MEETING OF STOCKHOLDERS, [OCTOBER 20], 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the other side, I (we) appoint                     ,                     , and                     , and any of them, as proxies, each with full power of substitution, acting jointly or by any of them, to vote and act with respect to all shares of common stock of the undersigned in IMCO Recycling Inc., at the special meeting of shareholders to be held on                  , 2004 or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided below and at their discretion on any matters that may properly come before the meeting.

The Board of Directors recommends a vote “FOR” all proposals listed on the reverse side of this card.

Please sign on the reverse side of this card and return promptly to                             ; or, if you choose, you can submit your proxy by calling                             , or through the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from IMCO Recycling Inc. prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus dated                             , 2004.

RECORD VOTE AND SIGN ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.					Mark here for Address ☐ Change or Comments

PROPOSAL NO. 1 AND COMPLETION OF THE RELATED MERGER IS NOT CONDITIONED ON THE APPROVAL OF THE OTHER PROPOSALS BELOW.

1. PROPOSAL TO APPROVE THE ISSUANCE OF
SHARES of IMCO Recycling Inc. common stock
pursuant to and in accordance with the Agreement and
Plan of Merger, dated as of June 16, 2004, by and
among IMCO Recycling Inc. Silver Fox Acquisition
Company and Commonwealth Industries, Inc.			4. PROPOSAL TO APPROVE THE AMENDED AND RESTATED IMCO RECYCLING INC. ANNUAL INCENTIVE COMPENSATION PLAN.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐
2. PROPOSAL TO AMEND THE IMCO RECYCLING INC. CERTIFICATE OF INCORPORATION to increase the authorized shares of IMCO’s common stock by 40 million.			5. PROPOSAL TO ADJOURN OR POSTPONE, IF NECESSARY, THE MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐

3. PROPOSAL TO APPROVE THE IMCO RECYCLING INC. 2004 EQUITY INCENTIVE PLAN.	6. OTHER BUSINESS: In their discretion, the proxies
are authorized to vote upon such other business as may
properly come before the special meeting or any
adjournment, postponement, continuation or
rescheduling. THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature                                         Date                             Signature                                     Date

(if held jointly)

Please sign exactly as your name(s) appears on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOU ARE SUBMITTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL THIS PROXY CARD.

FOLD AND DETACH HERE

VOTE BY TELEPHONE	VOTE BY INTERNET	VOTE BY MAIL
Call TOLL-FREE using a touch tone phone.	Access the WEBSITE and cast your vote.	Return your proxy in the POSTAGE-PAID envelope provided.
http://www. .com

VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone or Internet vote must be received by                      on                  , 2004 to be counted in the final tabulation.

Your control number is

Vote By Telephone

Have your proxy card available when you call the Toll-Free number                              using a touch tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to submit your proxy.

Vote Through the Internet

Have your proxy card available when you access the website http://www.                        .com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to submit your proxy.

Vote By Mail

Please complete, sign and date your proxy card and return it in the postage paid envelope provided or return it to:

•

To Change Your Vote

Any subsequent submission of a proxy by any means will change your prior proxy instructions. For example, if you submitted your proxy by telephone, a subsequent Internet submission will change how your shares will be voted. The last proxy received by                          on,                          , 2004 will be the one counted. You may also revoke your proxy by voting in person at the meeting.